Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Bob Lougee (800) 611-8488
Thursday, May 9, 2013		bob.lougee@usamobility.com

USA Mobility Reports First Quarter Operating Results;

Board Declares Regular Quarterly Dividend

Wireless Subscriber and Revenue Trends Continue to Improve;

Software Revenues Increase, Bookings and Backlog Remain Strong;

Operating Cash Flow Higher as Expenses Decline

Springfield, VA (May 9, 2013) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging, mobile voice and data and unified communications solutions, today announced operating results for the first quarter ended March 31, 2013. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on June 25, 2013 to stockholders of record on May 20, 2013.

Consolidated revenue for the first quarter was $53.1 million, compared to $51.9 million in the fourth quarter and $56.7 million in the first quarter of 2012. Revenue from the Company’s Wireless business (USA Mobility Wireless) was $38.8 million in the first quarter, compared to $39.9 million in the fourth quarter and $44.3 million in the first quarter of 2012. Revenue from the Software business (Amcom Software) increased to $14.4 million, from $12.0 million in the fourth quarter and $12.5 million in the first quarter of 2012.

First quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $15.5 million, or 29.3 percent of revenue, compared to $18.8 million, or 33.1 percent of revenue, in the year-earlier quarter. First quarter EBITDA included $14.3 million from Wireless and $1.2 million from Software. EBITDA from Wireless of $14.3 million compared to $14.0 million in the prior quarter and $17.5 million in the year-earlier quarter.

Net income for the first quarter was $6.9 million, or $0.32 per fully diluted share, compared to $8.5 million, or $0.37 per fully diluted share, in the first quarter of 2012.

Key results and highlights for the first quarter included:

Wireless

•

Net unit losses improved to 35,000 in the first quarter from 51,000 in the first quarter of 2012, while the quarterly rate of unit erosion was 2.3 percent versus 3.0 percent in the year-earlier quarter. The annual rate of subscriber erosion improved to a record low 8.5 percent in the first quarter, compared to 9.2 percent in the fourth quarter and 11.5 percent in the year-ago quarter. Units in service at March 31, 2013 totaled 1,480,000, compared to 1,617,000 a year earlier.

•

The quarterly rate of revenue erosion improved to 2.9 percent from 4.9 percent in the first quarter of 2012, while the annual rate of revenue erosion improved to 12.4 percent from 15.7 percent in the year-earlier quarter.

•	Total ARPU (average revenue per unit) was $8.25 in the first quarter, compared to $8.29 in the fourth quarter and $8.50 in the first quarter of 2012.

•	First quarter EBITDA margin for Wireless was 36.9 percent, compared to 35.0 percent in the fourth quarter and 39.5 percent in the year-earlier quarter.

Software

•	Bookings for the first quarter increased to $14.3 million from $12.4 million in the first quarter of 2012.

•	The backlog was $40.2 million at March 31, 2013, compared to $32.7 million a year earlier (as restated).

•

Of the $14.4 million in Software revenue for the first quarter, $6.8 million was maintenance revenue and $7.6 million was operations revenue, compared to $6.4 million and $6.1 million, respectively, of the $12.5 million in Software revenue for first quarter of 2012.

•	The renewal rate for maintenance in the first quarter was 98.8 percent.

Total Company

•

Consolidated operating expenses (excluding depreciation, amortization and accretion) totaled $37.6 million in the first quarter, with $24.5 million for Wireless and $13.1 million for Software, compared to $38.0 million in the first quarter of 2012, with $26.8 million for Wireless and $11.2 million for Software.

•	Capital expenses were $2.3 million, compared to $1.6 million in the first quarter of 2012.

•	Dividends paid to stockholders totaled $2.7 million in the first quarter.

•	The Company’s cash balance at March 31, 2013 was $71.7 million.

•

The number of full-time equivalent employees at March 31, 2013 totaled 656, including 367 for Wireless and 289 for Software, compared to a total of 685 at March 31, 2012, including 420 for Wireless and 265 for Software.

Vincent D. Kelly, president and chief executive officer, said: “USA Mobility continued to make excellent progress in the first quarter. Both our Wireless and Software businesses met or exceeded their performance goals in virtually all operating categories as consolidated revenue increased and expenses declined from the prior quarter. In addition, we continued to maintain strong operating cash flow and operating margins, and generated sufficient cash flow to again return capital to stockholders in the form of dividend distributions.”

Kelly added: “Once again our Wireless business exceeded expectations for gross additions, revenue, ARPU, and expenses. We were also pleased to see our annual rates of subscriber and revenue erosion reach record lows.”

Kelly said the Company’s Wireless sales efforts during the quarter continued to focus on the core market segments of Healthcare, Government and Large Enterprise. “These core segments represented approximately 92 percent of our direct subscriber base and 88 percent of our direct paging revenue at the end of the quarter. Healthcare comprised 72.5 percent of our direct subscriber base at March 31st and continued to be our best performing market segment with the highest percentage of direct gross additions (82.6%) and the lowest rate of direct net unit loss (0.5%). Clearly, Healthcare providers continue to recognize and benefit from the reliability and cost advantages of paging for their most critical messaging needs.”

Commenting on the Software business, Kelly said: “First quarter revenue and bookings increased from the year-earlier quarter while our backlog was up 23 percent to $40.2 million from a year ago. In addition, our sales team brought in a record number of large contracts during the quarter from the Healthcare and Government business segments and continued to build a solid pipeline of prospective business. Customer demand remained strong for such software solutions as call center management, clinical alerting middleware, critical smartphone communications and emergency notification. While sales activity remained strongest in North America, we also added new accounts in the Asia-Pacific region and Middle East, including a major medical and research center in Qatar.”

During the quarter the Company introduced a software upgrade that significantly improves physician and nurse communications. “The enhancement links two of our most popular software solutions, Amcom Mobile Connect and Amcom Care Connect,” said Kelly. “Amcom Mobile Connect supports secure and HIPPA-compliant text-messaging, while Amcom Care Connect helps caregivers connect quickly on their own schedules and preferred devices. The new feature — Amcom Mobile Connect 3.3 — provides a “chat view” screen and updates page that makes it easier for caregivers to connect with one another. The solution gives physicians and nurses the flexibility to talk or text, plus it incorporates critical escalation features when a caregiver is unavailable. Many of our 900 hospital customers had previously requested this specific type of solution, so we’re very pleased to be able to integrate this capability to enhance patient safety and care.”

Shawn E. Endsley, chief financial officer, said the Company continued its positive momentum from 2012 in both the Wireless and Software businesses. “Lower revenue and subscriber churn along with operating expense management in the Wireless business contributed to strong operating cash flow and EBITDA,” he noted. “In addition, higher bookings and backlog in the Software business reflect continuation of the positive trends from the second half of 2012.”

Regarding financial guidance for 2013, Endsley said the Company currently projects total revenue to range from $195 million to $213 million, operating expenses (excluding depreciation, amortization and accretion) to range from $150 million to $152 million, and capital expenses to range from $8.1 million to $9.7 million.

USA Mobility’s Annual Meeting of Stockholders will be held at 9:00 am EST on Tuesday, July 23, 2013 at The Westin Alexandria, 400 Courthouse Square, Alexandria, Virginia.

* * * * * * * * *

USA Mobility plans to host a conference call for investors on its first quarter results at 10:00 a.m. Eastern Time on Friday, May 10, 2013. Dial-in numbers for the call are 719-325-2432 or 888-417-8516. The pass code for the call is 8073557. A replay of the call will be available from 1:00 p.m. ET on May 10 until 1:00 p.m. on Friday, May 24. Replay numbers are 719-457-0820 or 888-203-1112. The pass code for the replay is 8073557.

* * * * * * * * *

About USA Mobility

USA Mobility, Inc., headquartered in Springfield, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors through its wireless subsidiary, USA Mobility Wireless. In addition, through its software subsidiary, Amcom Software, it provides mission critical unified communications solutions nationally and internationally to leading organizations in such industries as healthcare, hospitality, education, business and government. Amcom connects people to each other and the data the need. Its software solutions include critical smartphone communications, contact center optimization, emergency management and clinical workflow improvement. As a single-source provider, USA Mobility Wireless focuses on the business-to-business marketplace and supplies wireless connectivity solutions to organizations nationwide. The Company operates the largest one-way paging and advanced two-way paging networks in the United States. USA Mobility Wireless also offers mobile voice and data services through Sprint Nextel and T-Mobile, including BlackBerry® smartphones and GPS location applications. Its product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. For further information visit www.usamobility.com and www.amcomsoftware.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued growth of our Software business and demand for our Software products and services, our ability to develop additional software solutions for our customers, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

USA MOBILITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)

(Unaudited and in thousands, except share, per share amounts and ARPU)

	For the three months ended March 31,
	2013			2012
	Wireless	Software	Total	Wireless	Software	Total

Revenue:
Paging service	$37,051	$—	$37,051	$41,875	$—	$41,875
Cellular	195	—	195	277	—	277
Software revenue and other (b)	1,372	14,351	15,723	1,787	12,470	14,257
Other	161	—	161	326	—	326

Total revenue	38,779	14,351	53,130	44,265	12,470	56,735

Operating expenses:
Cost of products sold (b)	(5)	5,188	5,183	173	4,643	4,816
Service, rental and maintenance (b)	10,829	2,203	13,032	12,034	2,269	14,303
Selling and marketing	2,476	3,740	6,216	3,048	2,605	5,653
General and administrative	11,181	1,971	13,152	11,508	1,661	13,169
Severance and restructuring	—	—	—	9	13	22
Depreciation, amortization and accretion	2,396	1,411	3,807	2,815	1,700	4,515

Total operating expenses	26,877	14,513	41,390	29,587	12,891	42,478

% of total revenue	69.3%	101.1%	77.9%	66.8%	103.4%	74.9%

Operating income (loss)	11,902	(162)	11,740	14,678	(421)	14,257

% of total revenue	30.7%	–1.1%	22.1%	33.2%	–3.4%	25.1%

Interest expense, net	(64)	—	(64)	(188)	—	(188)
Other income (expense), net	89	(8)	81	(46)	(16)	(62)

Income (loss) before income tax (expense) benefit	11,927	(170)	11,757	14,444	(437)	14,007
Income tax (expense) benefit	(4,897)	65	(4,832)	(5,718)	173	(5,545)

Net income (loss)	$7,030	$(105)	$6,925	$8,726	$(264)	$8,462

Basic net income per common share			$0.32			$0.38

Diluted net income per common share			$0.32			$0.37

Basic weighted average common shares outstanding			21,688,153			22,106,543

Diluted weighted average common shares outstanding			21,904,862			22,589,483

Reconciliation of operating income (loss) to EBITDA (c):
Operating income (loss)	$11,902	$(162)	$11,740	$14,678	$(421)	$14,257
Add back: depreciation, amortization and accretion	2,396	1,411	3,807	2,815	1,700	4,515

EBITDA	$14,298	$1,249	$15,547	$17,493	$1,279	$18,772

% of total revenue	36.9%	8.7%	29.3%	39.5%	10.3%	33.1%

Key statistics:
Units in service	1,480	—	1,480	1,617	—	1,617
Average revenue per unit (ARPU)	$8.25	$—	$8.25	$8.50	$—	$8.50
Bookings	$—	$14,253	$14,253	$—	$12,417	$12,417
Backlog	$—	$40,183	$40,183	$—	$32,688	$32,688

(a)	Slight variations in totals are due to rounding.
(b)	Wireless results reflect eliminations for intercompany revenue and expenses.
(c)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (a)

(In thousands)

	3/31/13	12/31/12
	(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$71,694	$61,046
Accounts receivable, net	20,191	21,580
Prepaid expenses and other	5,907	5,836
Inventory	3,032	3,257
Escrow receivables	275	275
Deferred income tax assets, net	4,929	3,915

Total current assets	106,028	95,909
Property and equipment, net	20,783	20,809
Goodwill	133,031	133,031
Other intangible assets, net	29,088	30,333
Deferred income tax assets, net	35,642	41,239
Other assets	1,243	1,306

Total assets	$325,815	$322,627

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$12,876	$12,659
Accrued compensation and benefits	16,715	17,806
Consideration payable	275	275
Customer deposits	2,660	2,090
Deferred revenue	26,911	27,896

Total current liabilities	59,437	60,726
Deferred revenue	605	693
Other long-term liabilities	9,594	9,789

Total liabilities	69,636	71,208

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	125,823	125,212
Retained earnings	130,354	126,205

Total stockholders’ equity	256,179	251,419

Total liabilities and stockholders’ equity	$325,815	$322,627

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)

(Unaudited and in thousands)

	For the three months ended
	3/31/13	3/31/12

Cash flows from operating activities:
Net income	$6,925	$8,462
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	3,807	4,515
Amortization of deferred financing costs	64	65
Deferred income tax expense	4,570	5,387
Amortization of stock based compensation	626	437
Provision for doubtful accounts, service credits and other	405	411
Adjustment of non-cash transaction taxes	(132)	(123)
(Gain)/Loss on disposals of property and equipment	(1)	162
Changes in assets and liabilities:
Accounts receivable	984	358
Prepaid expenses, intangibles and other assets	161	118
Accounts payable and accrued liabilities	(1,236)	(3,680)
Customer deposits and deferred revenue	(503)	(171)

Net cash provided by operating activities	15,670	15,941

Cash flows from investing activities:
Purchase of property and equipment	(2,341)	(1,551)
Proceeds from disposals of property and equipment	1	8

Net cash used in investing activities	(2,340)	(1,543)

Cash flows from financing activities:
Repayment of debt	—	(25,000)
Cash dividends to stockholders	(2,682)	(5,535)

Net cash used in financing activities	(2,682)	(30,535)

Net increase/(decrease) in cash and cash equivalents	10,648	(16,137)
Cash and cash equivalents, beginning of period	61,046	53,655

Cash and cash equivalents, end of period	$71,694	$37,518

Supplemental disclosure:
Interest paid	$4	$220

Income taxes paid	$168	$224

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)

(Unaudited and in thousands, except share, per share amounts and ARPU)

	For the three months ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12

Revenues:
Paging service	$37,051	$38,081	$39,235	$40,548	$41,875
Cellular	195	275	314	286	277
Software revenue and other	15,723	13,381	15,321	14,847	14,257
Other	161	147	246	280	326

Total revenues	53,130	51,884	55,116	55,961	56,735

Operating expenses:
Cost of products sold	5,183	5,709	5,105	5,216	4,816
Service, rental and maintenance	13,032	13,499	13,731	13,892	14,303
Selling and marketing	6,216	6,030	6,043	5,919	5,653
General and administrative	13,152	12,551	12,466	12,494	13,169
Severance and restructuring	—	1,712	—	24	22
Depreciation, amortization and accretion	3,807	4,387	4,724	4,606	4,515
Impairment	—	3,382	—	—	—

Total operating expenses	41,390	47,270	42,069	42,151	42,478

% of total revenues	77.9%	91.1%	76.3%	75.3%	74.9%

Operating income	11,740	4,614	13,047	13,810	14,257
% of total revenues	22.1%	8.9%	23.7%	24.7%	25.1%

Interest expense, net	(64)	(62)	(64)	(66)	(188)
Other income (expense), net	81	289	52	436	(62)

Income before income tax expense	11,757	4,841	13,035	14,180	14,007
Income tax expense	(4,832)	(2,814)	(4,987)	(5,733)	(5,545)

Net income	$6,925	$2,027	$8,048	$8,447	$8,462

Basic net income per common share	$0.32	$0.09	$0.37	$0.38	$0.38

Diluted net income per common share	$0.32	$0.09	$0.36	$0.37	$0.37

Basic weighted average common shares outstanding	21,688,153	21,492,792	21,973,473	22,130,397	22,106,543

Diluted weighted average common shares outstanding	21,904,862	22,991,673	22,399,934	22,613,517	22,589,483

Reconciliation of operating income to EBITDA (b):
Operating income	$11,740	$4,614	$13,047	$13,810	$14,257
Add back: depreciation, amortization, accretion and impairment	3,807	7,769	4,724	4,606	4,515

EBITDA	$15,547	$12,383	$17,771	$18,416	$18,772

% of total revenues	29.3%	23.9%	32.2%	32.9%	33.1%

Key statistics:
Units in service	1,480	1,515	1,546	1,583	1,617
Average revenue per unit (ARPU)	$8.25	$8.29	$8.36	$8.45	$8.50
Bookings	$14,253	$18,129	$15,670	$15,085	$12,417
Backlog	$40,183	$40,626	$36,155	$34,391	$32,688

(a)	Slight variations in totals are due to rounding.
(b)	EBITDA or earnings before interest, taxes, depreciation, amortization, accretion and impairment is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.

CONSOLIDATED OPERATING EXPENSES

SUPPLEMENTAL INFORMATION (a)

(Unaudited and in thousands)

	For the three months ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12

Cost of products sold
Payroll and related	$2,838	$2,634	$2,427	$2,324	$2,368
Cost of sales	1,890	2,500	2,195	2,434	2,037
Other	455	575	483	458	411

Total cost of products sold	5,183	5,709	5,105	5,216	4,816

Service, rental and maintenance
Site rent	4,235	4,326	4,326	4,421	4,791
Telecommunications	1,889	2,053	2,257	2,346	2,312
Payroll and related	5,203	5,432	5,309	5,360	5,529
Stock based compensation	10	7	6	6	6
Other	1,695	1,681	1,833	1,759	1,665

Total service, rental and maintenance	13,032	13,499	13,731	13,892	14,303

Selling and marketing
Payroll and related	3,594	3,519	3,504	3,544	3,559
Commissions	1,387	1,197	1,335	1,343	1,253
Stock based compensation	17	19	19	18	16
Other	1,218	1,295	1,185	1,014	825

Total selling and marketing	6,216	6,030	6,043	5,919	5,653

General and administrative
Payroll and related	6,026	6,423	5,851	5,972	6,490
Stock based compensation	599	296	435	(19)	415
Bad debt	275	300	275	270	234
Facility rent	844	889	903	868	806
Telecommunications	375	379	390	443	412
Outside services	3,077	2,377	2,353	2,458	2,447
Taxes, licenses and permits	1,233	1,312	1,249	1,426	1,501
Other	723	575	1,010	1,076	864

Total general and administrative	13,152	12,551	12,466	12,494	13,169

Severance and restructuring	—	1,712	—	24	22
Depreciation, amortization and accretion	3,807	4,387	4,724	4,606	4,515
Impairment	—	3,382	—	—	—

Total operating expenses	$41,390	$47,270	$42,069	$42,151	$42,478

Capital expenditures	$2,341	$2,854	$2,696	$2,888	$1,551

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC. (WIRELESS)

UNITS IN SERVICE ACTIVITY (a)

(Unaudited and in thousands)

	For the three months ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Units in service

Beginning units in service
Direct one-way	1,346	1,366	1,395	1,423	1,465
Direct two-way	75	79	82	85	90

Total direct	1,421	1,445	1,477	1,508	1,555

Indirect one-way	48	55	58	60	63
Indirect two-way	46	46	48	49	50

Total indirect	94	101	106	109	113

Total beginning units in service	1,515	1,546	1,583	1,617	1,668

Gross placements
Direct one-way	39	46	45	49	41
Direct two-way	3	2	3	4	3

Total direct	42	48	48	53	44

Indirect one-way	1	2	1	2	1
Indirect two-way	—	—	—	—	—

Total indirect	1	2	1	2	1

Total gross placements	43	50	49	55	45

Gross disconnects
Direct one-way	(61)	(66)	(74)	(77)	(83)
Direct two-way	(5)	(6)	(6)	(7)	(8)

Total direct	(66)	(72)	(80)	(84)	(91)

Indirect one-way	(11)	(9)	(4)	(4)	(4)
Indirect two-way	(1)	—	(2)	(1)	(1)

Total indirect	(12)	(9)	(6)	(5)	(5)

Total gross disconnects	(78)	(81)	(86)	(89)	(96)

Net loss
Direct one-way	(22)	(20)	(29)	(28)	(42)
Direct two-way	(2)	(4)	(3)	(3)	(5)

Total direct	(24)	(24)	(32)	(31)	(47)

Indirect one-way	(10)	(7)	(3)	(2)	(3)
Indirect two-way	(1)	—	(2)	(1)	(1)

Total indirect	(11)	(7)	(5)	(3)	(4)

Total net change	(35)	(31)	(37)	(34)	(51)

Ending units in service
Direct one-way	1,324	1,346	1,366	1,395	1,423
Direct two-way	73	75	79	82	85

Total direct	1,397	1,421	1,445	1,477	1,508

Indirect one-way	38	48	55	58	60
Indirect two-way	45	46	46	48	49

Total indirect	83	94	101	106	109

Total ending units in service	1,480	1,515	1,546	1,583	1,617

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC. (WIRELESS)

AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)

(Unaudited)

	For the three months ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12

ARPU
Direct one-way	$7.73	$7.78	$7.84	$7.89	$7.91
Direct two-way	20.41	20.52	20.55	20.88	21.08

Total direct	8.40	8.47	8.54	8.62	8.67

Indirect one-way	8.22	7.51	7.25	7.48	7.61
Indirect two-way	3.76	3.87	4.08	4.19	4.33

Total indirect	5.85	5.74	5.77	5.97	6.14

Total one-way	7.74	7.77	7.82	7.88	7.90
Total two-way	13.96	14.16	14.36	14.69	15.00

Total paging ARPU	$8.25	$8.29	$8.36	$8.45	$8.50

Gross disconnect rate (b)
Direct one-way	–4.6%	–4.8%	–5.3%	–5.4%	–5.7%
Direct two-way	–6.6%	–7.8%	–7.7%	–8.5%	–8.3%

Total direct	–4.7%	–5.0%	–5.5%	–5.6%	–5.8%

Indirect one-way	–23.6%	–16.1%	–7.6%	–6.6%	–7.0%
Indirect two-way	–1.6%	–1.6%	–3.1%	–1.8%	–1.7%

Total indirect	–12.5%	–9.3%	–5.5%	–4.4%	–4.7%

Total one-way	–5.2%	–5.3%	–5.4%	–5.4%	–5.8%
Total two-way	–4.7%	–5.4%	–6.0%	–6.0%	–5.9%

Total paging gross disconnect rate	–5.2%	–5.3%	–5.5%	–5.5%	–5.8%

Net loss (c)
Direct one-way	–1.7%	–1.5%	–2.1%	–1.9%	–2.9%
Direct two-way	–1.9%	–4.9%	–4.0%	–3.9%	–4.9%

Total direct	–1.7%	–1.7%	–2.2%	–2.0%	–3.0%

Indirect one-way	–21.8%	–13.2%	–5.6%	–4.9%	–5.4%
Indirect two-way	–1.3%	–1.3%	–2.5%	–1.2%	–0.9%

Total indirect	–11.5%	–7.6%	–4.2%	–3.2%	–3.4%

Total one-way	–2.4%	–1.9%	–2.2%	–2.0%	–3.0%
Total two-way	–1.6%	–3.5%	–3.5%	–2.9%	–3.5%

Total paging net loss rate	–2.3%	–2.0%	–2.3%	–2.1%	–3.0%

(a)	Slight variations in totals are due to rounding.
(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.
(c)	Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC. (WIRELESS)

SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)

(Unaudited)

	For the three months ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12

Gross placement rate (b)
Healthcare	3.4%	3.9%	3.7%	4.3%	3.3%
Government	1.6%	1.5%	2.5%	1.8%	1.3%
Large enterprise	2.1%	2.3%	2.0%	1.9%	2.4%
Other	1.8%	1.9%	2.1%	2.0%	2.2%

Total direct	3.0%	3.3%	3.2%	3.5%	2.8%
Total indirect	1.0%	1.7%	1.3%	1.2%	1.3%

Total	2.9%	3.2%	3.1%	3.4%	2.7%

Gross disconnect rate (b)
Healthcare	–3.9%	–4.4%	–4.5%	–4.5%	–4.7%
Government	–5.9%	–6.7%	–6.8%	–7.0%	–7.7%
Large enterprise	–7.0%	–5.7%	–7.3%	–8.0%	–7.7%
Other	–7.3%	–7.0%	–8.1%	–8.7%	–9.2%

Total direct	–4.7%	–5.0%	–5.5%	–5.6%	–5.8%
Total indirect	–12.5%	–9.3%	–5.5%	–4.4%	–4.7%

Total	–5.2%	–5.3%	–5.5%	–5.5%	–5.8%

Net loss rate (b)
Healthcare	–0.5%	–0.4%	–0.9%	–0.2%	–1.4%
Government	–4.3%	–5.2%	–4.3%	–5.2%	–6.4%
Large enterprise	–4.9%	–3.4%	–5.3%	–6.1%	–5.3%
Other	–5.5%	–5.1%	–5.9%	–6.8%	–7.1%

Total direct	–1.7%	–1.7%	–2.2%	–2.0%	–3.0%
Total indirect	–11.5%	–7.6%	–4.2%	–3.2%	–3.4%

Total	–2.3%	–2.0%	–2.3%	–2.1%	–3.0%

End of period units in service % of total (b)
Healthcare	68.4%	67.1%	65.9%	64.9%	63.6%
Government	10.1%	10.3%	10.8%	11.1%	11.5%
Large enterprise	8.3%	8.5%	8.6%	8.9%	9.3%
Other	7.6%	7.9%	8.1%	8.4%	8.8%

Total direct	94.4%	93.8%	93.4%	93.3%	93.2%
Total indirect	5.6%	6.2%	6.6%	6.7%	6.8%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.
(b)	Changes in the classification of units in service are reflected in the quarter when such changes are identified.

Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

USA MOBILITY, INC. (WIRELESS)

SUPPLEMENTAL INFORMATION - DIRECT UNITS IN SERVICE AND

CELLULAR ACTIVATIONS (a)

(Unaudited)

	For the three months ended
	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12

Account size ending units in service (000’s)
1 to 3 units	49	52	55	58	61
4 to 10 units	29	31	33	35	37
11 to 50 units	71	75	78	82	86
51 to 100 units	47	49	50	52	54
101 to 1,000 units	321	334	343	356	373
>1,000 units	880	880	886	894	897

Total	1,397	1,421	1,445	1,477	1,508

End of period units in service % of total direct
1 to 3 units	3.5%	3.6%	3.8%	3.9%	4.1%
4 to 10 units	2.1%	2.2%	2.3%	2.3%	2.3%
11 to 50 units	5.1%	5.3%	5.4%	5.6%	5.7%
51 to 100 units	3.4%	3.5%	3.5%	3.5%	3.6%
101 to 1,000 units	23.0%	23.5%	23.7%	24.1%	24.8%
>1,000 units	62.9%	61.9%	61.3%	60.6%	59.5%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units	–4.8%	–5.5%	–5.3%	–5.7%	–6.2%
4 to 10 units	–6.0%	–5.5%	–4.8%	–6.2%	–6.2%
11 to 50 units	–4.8%	–4.6%	–4.8%	–4.1%	–7.1%
51 to 100 units	–4.0%	–2.6%	–3.9%	–2.4%	–3.9%
101 to 1,000 units	–3.9%	–2.6%	–3.8%	–4.7%	–1.7%
>1,000 units	–0.2%	–0.6%	–1.0%	–0.3%	–2.7%

Total	–1.7%	–1.7%	–2.2%	–2.0%	–3.0%

Account size ARPU
1 to 3 units	$15.22	$15.29	$15.43	$15.49	$15.49
4 to 10 units	14.33	14.39	14.42	14.40	14.45
11 to 50 units	12.06	12.04	12.11	12.24	12.15
51 to 100 units	10.47	10.47	10.48	10.35	10.52
101 to 1,000 units	8.84	8.94	8.97	9.01	9.04
>1,000 units	7.23	7.24	7.28	7.34	7.35

Total	$8.40	$8.47	$8.54	$8.62	$8.67

Cellular:
Number of activations	925	1,041	948	1,052	1,070

Revenue from cellular services (000’s)	$195	$275	$314	$286	$277

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.

2013 FINANCIAL GUIDANCE

	(In millions)
	Guidance Range
	From	To
Revenues
Wireless	$140	$150
Software	55	63

Combined	$195	$213

Operating Expenses (a)
Wireless	$99	$92
Software	53	58

Combined	$152	$150

Capital Expenses
Wireless	$9.5	$7.5
Software	0.2	0.6

Combined	$9.7	$8.1

(a)	Operating expenses exclude depreciation, amortization and accretion.